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                                                                Exhibit 10.6
                                                                ------------

                                     FORM OF

                          TRANSITION SERVICES AGREEMENT

                                     BETWEEN

                                MERCK & CO., INC.

                                       AND

                           MEDCOHEALTH SOLUTIONS, INC.



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                          TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of _______, 2002, between Merck & Co., Inc., a New Jersey corporation ("Merck"), and MedcoHealth Solutions, Inc., a Delaware corporation ("Medco"; Merck and Medco each being referenced herein individually as a "Party," and collectively as the "Parties").

                                    ARTICLE I

                                   DEFINITIONS

For the purpose of this Agreement, the following capitalized terms shall have the following meanings:

     1.1 Ancillary Agreements. "Ancillary Agreements" shall have the meaning set forth in the Master Separation and Distribution Agreement.

     1.2 Confidential Disclosure Agreement. "Confidential Disclosure Agreement" shall mean that certain Confidential Disclosure Agreement, dated as of the date hereof, between the Parties.

     1.3 Effective Date. "Effective Date" shall mean, with respect to each Service, the Separation Date; provided, however, that if the Transition Service Schedule with respect to a Service sets forth a commencement date other than the date hereof, such commencement date shall be the "Effective Date" with respect to such Service.

     1.4 Expiration Date. "Expiration Date" shall have the meaning set forth in Section 2.1.

     1.5 Force Majeure. "Force Majeure" shall have the meaning set forth in
Section 10.1.

     1.6 Impracticable. "Impracticable" (and words of similar import) shall have the meaning set forth in Section 2.3.

     1.7 Indemnification Agreement. "Indemnification Agreement" shall mean that certain Indemnification and Insurance Matters Agreement, dated as of the date hereof, between the Parties and Merck-Medco Managed Care, L.L.C.

     1.8 Master Separation and Distribution Agreement. "Master Separation and Distribution Agreement" shall mean that certain Master Separation and Distribution Agreement, dated as of the date hereof, between the Parties.

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     1.9 Person. "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

     1.10 Service(s). "Service" shall mean the services described on a single Transition Service Schedule and "Services" shall mean all services described on all Transition Service Schedules.

     1.11 Subsidiary. "Subsidiary" of either Party means a corporation or other organization whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries, or by such Party and one or more of its Subsidiaries. For purposes of this Agreement, neither Medco nor any of its Subsidiaries shall be deemed to be a Subsidiary of Merck.

     1.12 Transition Service Schedule. "Transition Service Schedule" shall mean each transition service schedule attached hereto.

                                   ARTICLE II

                                    SERVICES

     2.1 Term of Services. Except as otherwise provided herein, Merck shall provide or cause to be provided to Medco or its Subsidiaries, as applicable, each of the Services from the Effective Date through the Expiration Date with respect to such Service. The "Expiration Date" with respect to each Service shall be as set forth on the applicable Transition Service Schedule. Notwithstanding the foregoing, in the event of an early termination of a Service in accordance with Article V, the date of early termination of such Service shall be the "Expiration Date" with respect thereto.

     2.2 Service Parameters. Merck shall not be required to provide or cause to be provided any Service for a purpose other than for the conduct of the businesses of Medco and its Subsidiaries substantially in the manner in which such businesses were conducted prior to the Separation Date. Medco shall not, and shall not permit any of its Subsidiaries to, sell, transfer assign or otherwise use the Services provided hereunder, in whole or in part, for the benefit of any other Person or entity.

     2.3 Impracticability. Merck shall not be required to provide or cause to be provided any Service to the extent the performance of such Service, in the reasonable judgment of Merck, becomes "Impracticable" as a result of a cause or causes outside the reasonable control of Merck, or to the extent the performance of such Services would violate any applicable laws, rules or regulations or would result in the breach of any agreement, contract or commitment.

     2.4 Services Performed by Others. At its option, Merck may cause any Service it is required to provide hereunder to be provided by a Subsidiary of Merck or by any other Person that is providing, or may from time to time provide, the same or similar Service to Merck or any of its Subsidiaries.

     2.5 Additional Resources. In providing the Services, neither Merck nor any of its Subsidiaries shall be obligated to: (i) hire any additional employees;
(ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or materials; or (iv) pay any costs related to the transfer of any data to Medco, its Subsidiaries or any alternate supplier of Services.

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     2.6 Service Representatives. The Parties shall each appoint a representative with respect to each Service (each a "Service Representative"). The Service Representatives with respect to each Service shall coordinate the requesting, scheduling and delivery of such Service. The Transition Service Schedule for a Service shall set forth each Party's initial Service Representative for such Service. Either Party may nominate a substitute Service Representative for itself with respect to a Service at any time upon reasonable notice to the other Party.

                                   ARTICLE III

                                  COMPENSATION

     3.1 Charges for Services. With respect to each Service, Medco shall pay Merck the charges for such Service calculated by Merck in accordance with the Transition Service Schedule for such Service, as may be adjusted, from time to time, in accordance with the processes and procedures established under Section 3.3.

     3.2 Payment Terms. Medco shall pay Merck for all Services provided hereunder within thirty (30) days after receipt of an invoice therefor. Late payments shall bear interest at the lesser of five percent (5%) per annum.

     3.3 Pricing Adjustments. In the event of a tax or regulatory audit adjustment relating to the pricing of any or all Services provided pursuant to this Agreement in which it is determined by a taxing or regulatory authority that any of the charges, individually or in combination, did not result in an arm's-length payment, as determined under internationally accepted arm's-length standards, then the Parties may agree to make adjustments to the charges in question to the extent necessary to achieve arm's-length pricing. Any adjustment made pursuant to this Section 3.3 at any time during the term of this Agreement or after termination of this Agreement shall be reflected in the Parties' legal books and records, and the resulting underpayment or overpayment shall create, respectively, an obligation to be paid in the manner specified in Section 3.2, or shall create a credit against amounts owed under this Agreement.

                                   ARTICLE IV

                   GENERAL OBLIGATIONS; STANDARD OF CARE

     4.1 Performance Parameters: Merck. Subject to Sections 2.2, 2.3, 2.4, 2.5,
4.4 and Article X and the other terms and conditions of this Agreement, Merck shall perform its obligations hereunder in accordance with the Merck performance parameters for each Service set forth on the applicable Transition Service Schedule. Where no Merck performance parameters are set forth, Merck shall use reasonable efforts to provide Services in accordance with its policies, procedures and practices in effect with respect thereto and shall exercise the same care and skill as it exercises in performing similar services for itself.

     4.2 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, MERCK MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES OR OTHER DELIVERABLES PROVIDED BY IT HEREUNDER.

     4.3 Performance Parameters: Medco. Medco shall comply with the Medco performance parameters for each Service as set in the applicable Transition Service Schedule. Where no Medco performance parameters are set forth, Medco shall, in connection with receiving Services, follow Merck policies,

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procedures and practices, including providing information and documentation reasonably requested by Merck for Merck or its designee to perform the Services hereunder and making available, as reasonably requested by Merck, sufficient resources and timely decisions, approvals and acceptances so that Merck may accomplish its obligations hereunder in a timely manner.

     4.4 Transitional Nature of Services; Changes. The Parties acknowledge the transitional nature of the Services and agree that Merck may make changes from time to time in the manner of performing the Services if Merck is making similar changes in performing similar services for itself and its Subsidiaries and if Merck furnishes to Medco at least ___ days written notice regarding such changes.

     4.5 Responsibility for Errors; Delays. Merck's sole responsibility to
Medco:

               (a) for errors or omissions in Services shall be to furnish correct information, payment and/or adjustment in such Services; and

               (b) for failure to deliver any Service because of Impracticability, shall be to use reasonable efforts, subject to Sections 2.2, 2.3, 2.4, 2.5, 4.4 and Article X, to make such Services available and/or to resume performing such Services as promptly as reasonably practicable.

     4.6 Good Faith Cooperation; Consents. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, and obtaining all third party consents, licenses, sublicenses or approvals necessary to permit each Party to perform its obligations hereunder (including by way of example, not by way of limitation, rights to use third party software needed for the performance of Services). The costs of obtaining such third party consents, licenses, sublicenses or approvals shall be borne solely by Medco. Each Party will maintain, in accordance with its standard document retention procedures, documentation supporting the information relevant to cost calculations and cooperate with each other in making such information available as needed in the event of a tax or regulatory audit, whether in the United States or any other country.

                                    ARTICLE V

                                EARLY TERMINATION

     5.1 Early Termination. Medco may terminate all or any one or more of the Services provided to it hereunder at any time upon thirty (30) days] prior written notice to Merck. Merck may terminate its obligation to provide all or any one or more of the Services it is required to provide hereunder if (a) Medco fails to pay any amount which is due and payable in respect of any Service in accordance with the provisions of Section 3.2 hereof or (b) Medco materially breaches any other provision hereunder and does not cure such breach hereunder within ten (10) days after being notified of such breach.

     5.2 Survival. Those Sections of this Agreement that, by their nature, are intended to survive termination will survive in accordance with their terms. Notwithstanding the foregoing, in the event of any termination with respect to one or more, but less than all Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

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                                   ARTICLE VI

                                 CONFIDENTIALITY

The terms of the Confidential Disclosure Agreement shall apply to any Confidential Information (as defined therein) of Medco provided to Merck for the purpose of providing Services under this Agreement.

                                   ARTICLE VII

                        RELATIONSHIP BETWEEN THE PARTIES

The relationship between the Parties established under this Agreement is that of independent contractors and neither Party is an employee, agent, partner, or joint venturer of or with the other. Medco agrees to grant Merck personnel access to sites, systems and information (subject to the provisions of confidentiality in Article VI) as is necessary for Merck to perform its obligations hereunder.

                                  ARTICLE VIII

                              INTELLECTUAL PROPERTY

Except as otherwise set forth herein, the terms of the Technology and Intellectual Property Ownership and License Agreement, dated as of the Separation Date, between the Parties, shall govern the use and ownership of any Technology (as defined therein) and any patents, trademarks, or other intellectual property transferred, licensed used or created in connection with the provision of Services under this Agreement.

                                   ARTICLE IX

                  LIMITATION OF LIABILITY; INDEMNIFICATION

     9.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL MERCK OR ANY OF ITS SUBSIDIARIES, AFFILIATEDS OR ITS OR THEIR DIRECTORS, OFFICERS OR EMPLOYEES BE LIABLE TO MEDCO OR ITS SUBSIDIARIES OR AFFILIATES FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, COST OF COVER, BUSINESS INTERRUPTION OR OTHER SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), ARISING FROM THE PERFORMANCE OF, OR RELATING TO, THIS AGREEMENT, WHETHER OR NOT ANY OF MERCK OR ITS SUBSIDIARIES, AFFILIATES OR ITS OR THEIR DIRECTORS, OFFICERS OR EMPLOYEES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     9.2 Indemnification. Medco shall indemnify and hold harmless the Merck Indemnitees (as defined in the Indemnification Agreement) in respect of all Liabilities (as defined in the Indemnification Agreement) related to, arising from, asserted against or associated with Merck's providing Services hereunder. Such indemnification obligation shall be a Medco Liability for purposes of the Indemnification Agreement, and the provisions of Article I thereof with respect to indemnification shall govern with respect thereto.

                                    ARTICLE X

                                  FORCE MAJEURE

Merck will be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused solely by Force Majeure. "Force Majeure" includes, without limitation, any act of God; any accident, explosion, fire, ice, earthquake, lightning, tornado, hurricane, or other severe weather condition or calamity; any civil disturbance, labor dispute, or material labor shortage; any sabotage or acts of terrorism; any acts of a public enemy, uprising, insurrection,


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civil unrest, war or rebellion; any action or restraint by court order or public or governmental authority or lawfully established civilian authorities, or any other circumstance or event beyond Merck's reasonable control.

                                   ARTICLE XI

                               DISPUTE RESOLUTION

ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DISPUTES CONCERNING THE VALIDITY, INTERPRETATION OR PERFORMANCE OF OR UNDER THIS AGREEMENT OR ANY TERM OR PROVISION HEREOF, SHALL BE EXCLUSIVELY GOVERNED BY AND SETTLED IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE III OF THE INDEMNIFICATION AGREEMENT.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1 Entire Agreement. This Agreement, the Master Separation and Distribution Agreement, the other Ancillary Agreements and any Annexes, Exhibits and Schedules attached hereto and thereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

     12.2 Governing Law; Forum. This Agreement shall be construed in accordance with, and all Disputes (as defined in the Indemnification Agreement) hereunder shall be governed by, the procedural (except to the extent inconsistent with the procedures set forth in Article III of the Indemnification Agreement) and substantive laws of the State of New York as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Under no circumstances may any party seek or be awarded punitive damages under this Agreement. Any state court sitting in New York county, New York and/or the United States District Court for the Southern District of New York shall have exclusive jurisdiction and venue, and each party hereto hereby submits to such jurisdiction and venue and irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to such jurisdiction or the laying of such venue over any Disputes between the parties that are permitted to be brought in a court, or the enforcement of any decision of an arbitrator, pursuant to Article III of the Indemnification Agreement. Each of the parties hereby irrevocably waives any right to a jury trial with respect to a Dispute.

     12.3 Notices. All notices and other communications required or permitted to be given by any party pursuant to the terms of this Agreement shall be in writing to and shall be deemed to have been duly given when delivered in person, by express or overnight mail delivery by a nationally recognized courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested), as follows:

          if to Merck:

               Merck & Co., Inc.
               One Merck Drive
               P.O. Box 100
               Whitehouse Station, New Jersey 08889
               Attention: General Counsel

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          if to Medco:

               MedcoHealth Solutions, Inc.
               100 Parsons Pond Drive
               Franklin Lakes, New Jersey  07417
               Attention: General Counsel

furnished to the other in writing in the manner set forth above. All notices and other communication shall be deemed to have been given and received on the date of actual delivery.

     12.4 Binding Effect; Assignment; Third-Party Beneficiaries. Medco may not, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement or its rights or obligations hereunder, without Merck's prior written consent and, except as otherwise permitted hereby, any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of Merck. Nothing in this Agreement shall restrict any transfer of this Agreement by Merck, whether by operation of law or otherwise. Without limiting the foregoing, this Agreement shall be binding upon Merck and the other members of the Merck Group and Medco and the other members of the Medco Group and their respective legal representatives, successors andpermitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     12.5 Offset. In addition to, and not in limitation of, any other remedies any member of the Merck Group or any Merck Indemnitee (as defined in the Indemnification Agreement) may be entitled to under the Master Separation and Distribution Agreement, any Ancillary Agreement (including this Agreement) or any Intercompany Agreement (as defined in the Indemnification Agreement) , any member of the Merck Group or any Merck Indemnitee may satisfy any amounts owed to such member of the Merck Group or Merck Indemnitee by any member of the Medco Group by means of an offset against any amounts any member of the Merck Group may from time to time owe to any member of the Medco Group or an Medco Indemnitee, whether under the Master Separation and Distribution Agreement, any Ancillary Agreement (including this Agreement), any Intercompany Agreement, any other agreement or arrangement existing between any member of the Merck Group and any member of the Medco Group, or otherwise.

     12.6 Counterparts. This Agreement, including any Annexes, Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     12.7 Severability. If any term or other provision of this Agreement or any Annexes, Schedules or Exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If the parties are unable to reach an agreement on any such modification, the arbitrator selected in accordance with Article III of the Indemnification Agreement shall have the authority to determine such modification.

     12.8 Failure or Indulgence Not Waiver. No failure or delay on the part

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of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     12.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

     12.10 Interpretation. The headings contained in this Agreement, in any Annex, Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex, Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or Section, or an Annex, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated.



IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives.

MERCK & CO., INC.                       MEDCOHEALTH SOLUTIONS, INC.

By:                                     By:
      ----------------------------           ----------------------------
Name:                                   Name:
Title:                                  Title: